SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ]  Preliminary Proxy Statement
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[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RARE HOSPITALITY INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[RARE HOSPITALITY INTERNATIONAL, INC. LOGO]

8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of RARE Hospitality International, Inc., which will be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Monday, May 13, 2002, at 2:00 p.m. local time.

I hope you are planning to attend the meeting so that you can become acquainted with the members of our Board of Directors and our management team. The items of business that will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend in person, please complete the enclosed proxy card and return it to us.

If you have any questions about the Proxy Statement or the 2001 Annual Report to Shareholders, please contact Ms. Joia M. Johnson at (770) 399-9595.

We look forward to seeing you on May 13, 2002.

Sincerely,

/s/ Philip J. Hickey, Jr.
----------------------------
PHILIP J. HICKEY, JR.
Chairman of the Board of Directors

RARE HOSPITALITY INTERNATIONAL, INC.
8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350

NOTICE OFANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2002

Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of RARE Hospitality International, Inc. (the "Company"), will be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Monday, May 13, 2002, at 2:00 p.m. local time, for the following purposes:

  To elect three directors in Class I to serve until the 2005 Annual Meeting of Shareholders and to elect one director in Class II to serve until the 2003 Annual Meeting of Shareholders.

  To approve the RARE Hospitality International, Inc. 2002 Stock Option Plan.

  To ratify the selection of KPMG LLP as the Company's independent auditors to serve for the fiscal year ending December 29, 2002.

  To transact such other business as may properly come before the Meeting or any adjournments thereof.

Only those shareholders of record at the close of business on March 19, 2002, are entitled to notice of and to vote at the Meeting and any adjournments thereof. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Meeting will be available at the Meeting.

By Order of the Board of Directors,

/s/ Joia M. Johnson
----------------------
JOIA M. JOHNSON
Secretary

Atlanta, Georgia
April 11, 2002

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

RARE HOSPITALITY INTERNATIONAL, INC.
8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350
April 11, 2002

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2002

INTRODUCTION

        This Proxy Statement is furnished to shareholders of RARE Hospitality International, Inc., a Georgia corporation (herein, unless the context otherwise requires, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of common stock of the Company ("Common Stock") for use at the Annual Meeting of Shareholders to be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Monday, May 13, 2002, at 2:00 p.m. local time, and at any adjournments thereof (the "Meeting").

        The Meeting will be held for the following purposes: (i) to elect three directors in Class I to serve until the 2005 Annual Meeting of Shareholders, and to elect one director in Class II to serve until the 2003 Annual Meeting of Shareholders; (ii) to approve the RARE Hospitality International, Inc. 2002 Stock Option Plan (the "2002 Stock Option Plan"); (iii) to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 29, 2002; and (iv) to transact such other business as may properly come before the Meeting.

        The Company’s mailing address and the location of its principal executive offices is 8215 Roswell Road, Building 600, Atlanta, Georgia 30350. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about April 11, 2002.

SHAREHOLDERS ENTITLED TO VOTE

        Only shareholders of record of the Company at the close of business on March 19, 2002 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 21,717,633 shares of Common Stock issued and outstanding held by approximately 441 shareholders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

QUORUM AND VOTING REQUIREMENTS

        The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter at the Meeting will constitute a quorum to conduct business at the Meeting. Pursuant to the Bylaws of the Company, holders of Common Stock will be entitled to one vote for each share held.

        The election of directors will require the affirmative vote of a plurality of the votes cast, provided a quorum is present. With respect to the election of directors, shareholders may: (i) vote "for" all of the director nominees; (ii) "withhold" authority to vote for all of the nominees; or (iii) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. In the election of directors, votes to withhold authority and broker nonvotes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will have no effect on the outcome.

        The approval of the 2002 Stock Option Plan will require that votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present. With respect to the approval of the 2002 Stock Option Plan, shareholders may: (i) vote "for" approval; (ii) vote "against" approval; or (iii) "abstain" from voting on the proposal. Abstentions and broker nonvotes will have no effect on the outcome.

        The ratification of the appointment of KPMG LLP as independent auditors will require that votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present. With respect to the approval of the auditors, shareholders may: (i) vote "for" approval; (ii) vote "against" approval; or (iii) "abstain" from voting on the proposal. Abstentions and broker nonvotes will have no effect on the ratification of the auditors.

PROXIES

        If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR OF THE COMPANY, (II) FOR APPROVAL OF THE 2002 STOCK OPTION PLAN, (III) FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2002, AND (IV) IF THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE FEBRUARY 26, 2002 OF ANY MATTERS PROPERLY BROUGHT BEFORE THE MEETING, IN THE SOLE DISCRETION OF THE PROXIES AS TO SUCH MATTERS.

        A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, Georgia 30350, Attention: Ms. Joia M. Johnson, Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

        The Company's Board of Directors has nominated Don L. Chapman, Lewis H. Jordan and George W. McKerrow, Sr. for election as Class I directors to hold office until the 2005 Annual Meeting of Shareholders of the Company and until their successors shall have been elected and qualified, and Dick R. Holbrook for election as a Class II director to hold office until the 2003 Annual Meeting of Shareholders of the Company and until his successor shall have been elected and qualified.

        It is believed that all of the nominees will be available and able to serve as directors. It is anticipated that management shareholders of the Company will grant authority to vote for the election of the four nominees.

        The Company's Board of Directors currently consists of eight directors divided into three classes, with three directors currently in Class I and Class II, and two directors in Class III. The term of the Class I directors, composed of Messrs. Chapman, Jordan and McKerrow, Sr. expires at the Meeting. The terms of the Class II and Class III directors expire at the Annual Meetings of Shareholders in 2003 and 2004, respectively. Directors hold office until the Annual Meeting of Shareholders of the Company in the year in which the term of their Class expires and until their successors have been duly elected and qualified.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOUR NOMINEES FOR ELECTION AS DIRECTORS. A PLURALITY OF THE VOTES CAST AT THE MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

        The table on the following pages sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which each was first elected a director, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning membership on committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers" below.

NOMINEES TO THE BOARD OF DIRECTORS

CLASS I - TERM EXPIRING ANNUAL MEETING 2005

                                             POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                          OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR               AGE         FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------               ---         -----------------------------------
George W. McKerrow, Sr.             76       Mr.    McKerrow,   Sr.     was    Chairman    of    the   Board   of
1982                                         Directors of  the  Company  from its organization  in 1982 until  February  1994.  Mr.  McKerrow,  Sr.  retired  from  employment  with the
                                             Company at the end of 2000,  but  continues  as a director.  Before  joining the
                                             Company,  Mr.  McKerrow,  Sr. was the Vice President and General  Manager of the
                                             Dairypak Division of Champion International Corporation.

Don L. Chapman                      62       Mr.   Chapman    has   been   Chairman   and   Chief   Executive
1982                                         Officer of Tug  Investment  Corporation,  an  investment  company,  since April
                                             2000. Mr.  Chapman was President of S&S Tug  Manufacturing,  a manufacturer  of material-handling  vehicles,  from March 1999 until April  2000.  For more than five years prior to March 1999,  Mr.  Chapman was Chief  Executive  Officer and
                                             Principal   of  Tug   Manufacturing   Corp.,   the   predecessor   to  S&S  Tug
                                             Manufacturing.   Mr.   Chapman  is  also  a  director   of   National   Service
                                             Industries,  Inc. and is also a director of AirTran  Holdings,  Inc. and serves as chairman of the audit  committee of that board.  Mr.  Chapman  served as the
                                             Chief  Executive  Officer of  Opti-World,  Inc.  from June 1983 until  February
                                             1995.

Lewis H. Jordan                     57       Mr.   Jordan   is    the     founder     and     principal     officer   of
1998                                         Wingspread  Enterprises  LLC, an investment and consulting  firm,  since August
                                             1997.  Mr.  Jordan  currently  serves and has  served as a director  of AirTran
                                             Holdings,  Inc.  since  June 1993.  Mr.  Jordan  was also  President  and Chief
                                             Operating  Officer of ValuJet,  Inc. from June 1993 until November 1997.  Prior to 1993,  Mr. Jordan held various  executive  officer  positions in the airline industry.

CLASS II - TERM EXPIRING ANNUAL MEETING 2003

                                             POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                          OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR                AGE        FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------                ---        -----------------------------------
Dick R. Holbrook                   49        Mr.  Holbrook   has   served   as  President  and  Chief Operating
2002                                         Officer of AFC Enterprises,  Inc., a developer,  operator and franchisor of restaurants, since August 1995.  From November  1992 to July 1995,  Mr.  Holbrook  served as
                                             Executive  Vice  President  and Chief  Operating  Officer  of AFC  Enterprises,
                                             Inc.  Mr.  Holbrook  is also a  director  of AFC  Enterprises,  Inc.  Prior  to
                                             1992,  Mr.  Holbrook  held  various  executive   management  positions  in  the
                                             restaurant industry.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
CLASS II - TERM EXPIRING ANNUAL MEETING 2003

                                             POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                          OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR                AGE        FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------                ---        -----------------------------------
Philip J. Hickey, Jr.              47        Mr. Hickey  became  the  Company's Chairman of  the  Board of
1997                                         Directors  and  Chief   Executive   Officer  in  January  2001.  From  October
                                             1997 until July 1998,  Mr. Hickey served as the Company's  President and Chief
                                             Operating  Officer  and a  director.  In July  1998,  Mr.  Hickey  became  the
                                             Company's  Chief  Executive  Officer.  From  November 1992 until he joined the
                                             Company in October 1997,  Mr.  Hickey served as President and Chief  Operating
                                             Officer  of  Innovative  Restaurant  Concepts,  Inc.  ("IRC")  and  Rio  Bravo
                                             International,  Inc.,  operators and franchisors of casual dining  restaurants that were  acquired by  Applebee's  International,  Inc.  in March 1995.  From
                                             1990 until 1992, Mr. Hickey was President and Chief  Executive  Officer of H&M
                                             Restaurants Inc., which was acquired by IRC in 1992.

Carolyn H. Byrd                    53        Ms.   Byrd    is   Chairman    and    Chief    Executive Officer  of
2000                                         GlobalTech  Financial,   LLC,   a    financial   services  company
                                             established  in May  2000.  From  1977  until  September  2000,  Ms.  Byrd held various  positions of increasing  responsibility,  including  Chief of Internal
                                             Audits,  Director of the Corporate  Auditing  Department  and,  most  recently,
                                             President  of  Coca-Cola  Financial  Corporation  and  Vice  President  of  The
                                             Coca-Cola  Company.  Ms. Byrd is  currently a director of Circuit  City Stores,
                                             Inc., AFC Enterprises, Inc. and The St. Paul Companies.

CLASS III - TERM EXPIRING ANNUAL MEETING 2004

                                             POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                          OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR                AGE        FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------                ---        -----------------------------------
Ronald W. San Martin               54        Mr.  San  Martin   serves   as  President   of    490    East    Paces
1985                                         Ferry,  Inc.,  Chief  Financial  Officer  of  Fishbone  LLC,  and has  held the position of Chief  Financial  Officer  (since June 1995) and  Secretary  (since
                                             January 1996) of We're Cookin' Inc.,  all of which are  restaurant  development and operating  companies.  Mr. San Martin was the Chief  Financial  Officer and
                                             the  Secretary  of the  Company  from May 1985  until  June  1995 and was Chief
                                             Operating  Officer from August 1997 until  October  1997.  Prior to joining the
                                             Company,  Mr. San Martin was a tax  manager at Evans,  Snyder & Co.,  Certified
                                             Public Accountants.

Eugene I. Lee, Jr.                 40        Mr. Lee  became  the  Company's  President and  Chief Operating
2001                                         Officer in January 2001.  From January 1999 until  January 2001,  Mr. Lee served as the Company's  Executive Vice President and Chief  Operating  Officer.  Prior
                                             to that,  he was  Executive  Vice  President,  Operations - LongHorn  Steakhouse
                                             Division  from  October  1997  until   January  1999,   and  was  the  Company's
                                             Executive Vice President, Operations - Bugaboo Creek Steak
                                             House  Division from January 1997 until  October 1997.  For more than five years
                                             prior  to  joining  the  Company,   he  occupied  various   positions  with  Uno
                                             Restaurant Corporation, an
                                             operator of restaurants, including Senior Vice President - Operations.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Georgia and the Bylaws of the Company. The Company has standing Audit and Compensation Committees of the Board of Directors and does not have a Nominating Committee.

        Audit Committee. The members of the Audit Committee are Ronald W. San Martin, Lewis H. Jordan, and Carolyn H. Byrd. The primary duties and responsibilities of the Audit Committee are to: (i) monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (ii) monitor the independence and performance of the Company's independent auditors and internal auditing department, and (iii) provide an avenue of communication among the independent auditors, management, the internal auditing department and the Company's Board of Directors. The Audit Committee held four meetings during the 2001 fiscal year.

        The Company's Board of Directors has determined that the members of the Audit Committee are independent as defined in the NASD listing standards.

        Compensation Committee. The members of the Compensation Committee are Don L. Chapman, Lewis H. Jordan and Ronald W. San Martin (a non-voting member). The purpose of the Compensation Committee is to (i) approve policies, plans and performance criteria concerning the salaries, bonuses and other compensation of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, (ii) review and approve the salaries, bonuses and other compensation of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, (iii) review and recommend to the Board of Directors all equity-based and other compensation plans of the Company, (iv) serves as the "Committee" for the administration of the Company's Amended and Restated 1992 Incentive Plan (the "1992 Plan") and the Company's 1997 Long-Term Incentive Compensation Plan (the "1997 Plan") and (v) engage experts on compensation matters, if and when it deems it proper or advisable to do so. The Compensation Committee reports to the Board of Directors. The Compensation Committee held one meeting during the 2001 fiscal year.

        During the 2001 fiscal year, the Company's Board of Directors met five times. Each director, during the period he or she was a director, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors of which he or she was a member.

EXECUTIVE OFFICERS OF THE COMPANY

        Except for Messrs. Hickey and Lee discussed above, the following table sets forth the names of the executive officers of the Company, their ages, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers" below.

                                            POSITIONS WITH THE COMPANY,
                                            PRINCIPAL OCCUPATIONS DURING
NAME                   AGE                  AT LEAST THE PAST FIVE YEARS
----                   ---                  ----------------------------
W. Douglas Benn         47                  Mr.   Benn   became   the   Company's   Executive   Vice   President,   Finance,
                                            Chief  Financial  Officer  and  Secretary  in March  1998.  Before  joining  the
                                            Company,  Mr. Benn was an independent  financial consultant providing consulting services  primarily to  companies  in the  restaurant  industry,  including  the
                                            Company,  from  February 1997 until March 1998.  From April 1987 until  February
                                            1997,  Mr.  Benn  was the  Chief  Financial  Officer  of  Innovative  Restaurant
                                            Concepts,  Inc., an operator and  franchisor of casual dining  restaurants  that was acquired by Applebee's International, Inc. in March 1995.

Joia M. Johnson         42                  Ms.  Johnson  became the Company's  Vice  President  and General  Counsel in May
                                            1999,  became the Company's  Secretary in July 1999 and was named Executive Vice
                                            President  in May 2000.  Before  joining  the  Company,  Ms.  Johnson  served as
                                            Vice  President,  General  Counsel and  Secretary of H.J.  Russell & Company,  a
                                            real estate  development,  construction and property  management firm, where she held that  position  from  January  1989 to May 1999.  For six years  during her employment  with H.J.  Russell  &  Company,  Ms.  Johnson  served  as  Corporate
                                            Counsel  for  Concessions  International,  Inc.,  an airport  food and  beverage concessionaire and affiliate of H.J. Russell & Company.

Thomas W. Gathers       46                  Mr.  Gathers became the Company's  Executive  Vice President of Human  Resources
                                            in December  1998.  For more than five years prior to joining  the  Company,  he was Senior Vice President - Human Resources with Uno Restaurant Corporation.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

        Based solely on information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 19, 2002 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) the Named Executive Officers of the Company (as defined under "Executive Compensation" below), and (iv) all of the Company's executive officers and directors as a group.

                                                            SHARES BENEFICIALLY OWNED
NAME (1)                                                     SHARES          PERCENT
--------                                                     ------          -------
Philip J. Hickey, Jr.                                       649,388 (2)        2.9%
Ronald W. San Martin                                        271,135 (3)        1.2%
George W. McKerrow, Sr.                                     253,750 (4)        1.2%
Eugene I. Lee, Jr.                                          259,462 (5)        1.2%
Don L. Chapman                                               48,000 (6)         *
Lewis H. Jordan                                              24,375 (7)         *
Carolyn H. Byrd                                               5,625 (8)         *
Dick R. Holbrook                                                 --             *
W. Douglas Benn                                             165,366 (9)         *
Thomas W. Gathers                                            25,218(10)         *
Joia M. Johnson                                              13,930(11)         *
T.Rowe Price Associates, Inc.                             2,157,000(12)        9.9%
Wellington Management Company LLP                         1,694,000(13)        7.8%
Putnam Investments, LLC                                   1,286,529(14)        5.9%
Provident Investment Counsel, Inc.                        1,220,065(15)        5.6%
All executive officers and directors
      as a group (eleven persons)                         1,716,249(16)        7.9%
____________________

        * Less than one percent.

  The named shareholders have sole voting and investment power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
  Includes 10,500 shares held in an irrevocable trust for his daughter, 10,500 shares held in an irrevocable trust for his son, 161 shares held in the Company’s Supplemental Deferred Compensation Plan and 563,202 shares that are subject to stock options exercisable within 60 days.
  Includes 82,000 shares pledged to secure a loan to Mr. San Martin over which he has sole voting and shared investment power, and 67,500 shares that are subject to stock options exercisable within 60 days.
  Consists of 250,000 shares held by the George W. McKerrow, Sr. Revocable Trust. Mr. McKerrow, Sr. is the sole trustee of such trust and has sole voting and investment power over all 250,000 shares held by the trust and 3,750 shares that are subject to stock options exercisable within 60 days.
  Includes 161 shares held in the Company’s Supplemental Deferred Compensation Plan and 240,666 shares that are subject to stock options exercisable within 60 days.
  Includes 24,000 shares that are subject to stock options exercisable within 60 days.
  Includes 13,125 shares that are subject to stock options exercisable within 60 days.
  Includes 5,625 shares that are subject to stock options exercisable within 60 days.
  Includes 1,500 shares held as custodian for his children, 164 shares held in the Company’s Supplemental Deferred Compensation Plan and 137,877 shares that are subject to stock options exercisable within 60 days.
  Includes 166 shares held in the Company’s Supplemental Deferred Compensation Plan and 23,552 shares that are subject to stock options exercisable within 60 days.
  Includes 173 shares held in the Company’s Supplemental Deferred Compensation Plan and 13,757 shares that are subject to stock options exercisable within 60 days.
  Based on a Schedule 13G/A dated February 7, 2002, filed by T. Rowe Price Associates, Inc. (Price Associates). The address at Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
  Based on a Schedule 13G dated February 14, 2002, filed by Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.
  Based on a Schedule 13G dated February 5, 2002, filed by Putnam Investments, LLC. The address of Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.
  Based on a Schedule 13G/A dated February 10, 2002, filed by Provident Investment Counsel, Inc. The address of Provident Investment Counsel, Inc. is 300 North Lake Avenue, Pasadena, CA 91101-4106.
  Includes 1,093,054 shares that are subject to stock options exercisable within 60 days.

EXECUTIVE COMPENSATION

        The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 26, 1999, December 31, 2000, and December 30, 2001 for (i) all individuals serving as the registrant's chief executive officer or acting in a similar capacity during the last completed fiscal year; and (ii) each of the four most highly compensated executive officers of the Company who earned in excess of $100,000 during 2001 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                ANNUAL COMPENSATION          SECURITIES
                                                                             UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR        SALARY      BONUS       OPTIONS      COMPENSATION (1)
---------------------------                ----        ------      -----       -------      ----------------
Philip J. Hickey, Jr.                      2001       $375,000     $92,750          --           $4,588
  Chairman of the Board of                 2000        339,904     339,766     308,003            5,284
  Directors and Chief Executive            1999        272,115     272,115          --               --
  Officer

Eugene I. Lee, Jr.                         2001        275,270      58,438     150,000           41,927
  President and Chief Operating            2000        257,536     153,709     150,000            6,380
  Officer and Director                     1999        212,981     106,490          --               --

W. Douglas Benn                            2001        234,615      35,192      75,000           19,549
  Executive Vice President, Finance and    2000        214,135     107,040      45,000            3,942
  Chief Financial Officer                  1999        189,615      95,165          --               --

Thomas W. Gathers                          2001        210,000      33,600      25,000            4,463
  Executive Vice President of              2000        201,346      80,522      15,000           46,145
  Human Resources                          1999        185,385      74,154          --               --

Joia M. Johnson                            2001        196,538      31,446      25,000           29,307
  Executive Vice President, General        2000        164,904      65,923          --               --
  Counsel and Secretary (2)                1999         86,154      27,650      45,000               --
__________________
  Consists of discretionary and matching contributions to the Company's 401(k) and supplemental deferred compensation plans. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plans. For Messrs. Hickey, Lee, Benn, Gathers and Ms. Johnson, this amount also includes insurance premiums paid by the Company in the amount of $338, $239, $719, $213, and $57, respectively in 2001. For Messrs. Hickey, Lee, Benn and Gathers, this amount also includes insurance premiums paid by the Company in the amount of $169, $120, $359, and $107, respectively in 2000. For Mr. Lee, Mr. Benn and Ms. Johnson, this amount also includes income in the amount of $37,636, $14,580 and $25,000, respectively, from the forgiveness of Company loans in 2001. For Mr. Gathers, this amount also includes $40,000 income from the forgiveness of a Company loan in 2000.

  Ms. Johnson was employed by the Company effective May 1999.

OPTION GRANTS IN 2001

        The following table presents further information on grants of stock options during the fiscal year ended December 30, 2001 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

                                            Individual Grants
                               -------------------------------------------         Potential Realizable
                                               % of                                  Value at Assumed
                                Number of     Options                              Annual Rates of Stock
                               Securities   Granted to   Exercise                 Price Appreciation for
                               Underlying    Employees    or Base                     Option Term(1)
                                 Options        in         Price   Expiration     ----------------------
Name                           Granted (#)  Fiscal Year    ($/Sh)     Date        5% ($)         10% ($)
----                           -----------  -----------    ------     ----        ------         -------
Philip J. Hickey, Jr.               --            --           --         --          --               --

Eugene I. Lee, Jr.             150,000 (2)     20.29       22.313   01/01/11      924,701       5,334,176

W. Douglas Benn                 75,000 (2)     10.15       22.313   01/01/11      462,350       2,667,088

Thomas W. Gathers               25,000 (2)      3.38       22.313   01/01/11      154,117         889,029

Joia M. Johnson                 25,000 (2)      3.38       22.313   01/01/11      154,117         889,029
  Amounts represent hypothetical gains that could be achieved for the respective options at the end of the option term, which is one day less than ten years for all options listed. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the SEC and may not accurately reflect the appreciation of the price of the Common Stock from the grant date until the end of the option term. These assumptions are not intended to forecast future price appreciation of the Company’s Common Stock.

  This option will become exercisable over a five-year period, with 20% of the options vesting one year after the date of grant and the balance vesting in four equal annual installments.

AGGREGATED OPTION EXERCISES IN 2001
AND YEAR-END OPTION VALUES

        The following table presents information with respect to options exercised by the Named Executive Officers during 2001 and the fiscal year end values of unexercised options to purchase the Company’s Common Stock held by the Named Executive Officers as of December 30, 2001.

                                                               Number of Securities            Value of Unexercised
                                                              Underlying Unexercised           In-the-Money Options
                       Shares Acquired       Value          Options at Fiscal Year-End (#)      at Fiscal Year-End ($)(2)
Name                     on Exercise (#)   Realized($)(1)    Exercisable Unexercisable       Exercisable   Unexercisable
----                     ---------------   --------------    ----------- -------------       -----------   -------------
Philip J. Hickey, Jr.        10,000           164,633          557,101      240,903           7,843,352       1,854,940

Eugene I. Lee, Jr.           45,700           676,143          201,666       99,000           2,505,837       1,044,000

W. Douglas Benn              35,100           573,292          135,877       89,850           1,890,060         222,881

Thomas W. Gathers            10,000           191,001           33,553       29,950             429,220          74,294

Joia M. Johnson              17,500           241,386            8,757       32,493              86,939          97,066
__________
  “Value Realized” represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

  Represents the fair market value as of December 28, 2001, the last trading day before the Company’s fiscal year-end ($23.22), of the shares underlying the options less the exercise price of the options.

        Compensation of Directors. During fiscal year 2001, directors of the Company who are not also employees received an annual retainer of $8,000, director fees of $1,500 per board meeting attended and $500 per committee meeting attended during the year, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties. Directors who are also employees of the Company are not paid any compensation for their services as directors. In addition, non-employee Directors are also eligible to receive formula plan stock options under the Company's 1996 Stock Plan for Outside Directors ("Directors Plan"). In 2001, Messrs. San Martin, McKerrow, Sr., Chapman, Jordan and Ms. Byrd each received options to purchase 3,750 shares of Common Stock at an exercise price of $23.625 per share under the Directors Plan.

        Employment Contracts. The Company and Mr. Hickey are parties to an employment agreement (the "Hickey Employment Agreement") dated September 30, 1997. The Hickey Employment Agreement had an initial term ending December 31, 2000, and renews annually thereafter unless terminated by either party. Mr. Hickey currently receives an annual salary of $375,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus of up to 100% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Hickey Employment Agreement provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Hickey's employment without cause or Mr. Hickey terminates his employment "for reason."

        On October 16, 1997, the Company entered into an employment agreement (the "Lee Employment Agreement") with Mr. Eugene I. Lee. Under the Lee Employment Agreement, which is terminable at will by either the Company or Mr. Lee at any time, Mr. Lee currently receives an annual salary of $275,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus as determined and paid in accordance with the bonus program for the executive officers of the Company as approved by the Company's Board of Directors from time to time. The Lee Employment Agreement also provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Lee's employment without cause.

        On March 23, 1998, the Company entered into an employment agreement (the "Benn Employment Agreement") with Mr. W. Douglas Benn. Under the Benn Employment Agreement, which is terminable at will by either the Company or Mr. Benn at any time, Mr. Benn currently receives an annual salary of $235,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus as determined and paid in accordance with the bonus program for the executive officers of the Company as approved by the Company's Board of Directors from time to time. During the term of the Benn Employment Agreement, Mr. Benn's maximum bonus potential under such bonus program shall not be less than 50% of Mr. Benn's base compensation for the fiscal year. The Benn Employment Agreement also provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Benn's employment without cause.

        On November, 30 1998, the Company entered into an employment agreement (the "Gathers Employment Agreement") with Thomas W. Gathers. Under the Gathers Employment Agreement, which is terminable at will by either the Company or Mr. Gathers at any time, Mr. Gathers currently receives an annual salary of $210,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus as determined and paid in accordance with the bonus program for the executive officers of the Company as approved by the Company's Board of Directors from time to time. During the term of the Gathers Employment Agreement, Mr. Gathers' maximum bonus potential under such bonus program shall not be less than 40% of Mr. Gathers' base compensation for the fiscal year. In addition, Mr. Gathers received a loan from the Company in the amount of $40,000, payable on demand at any time following the termination of Mr. Gathers' employment by Mr. Gathers or by the Company for cause prior to November 30, 2000. If Mr. Gathers remained employed by the Company on November 30, 2000, the Company intended to forgive this loan as additional compensation to Mr. Gathers. In accordance with the agreement, this $40,000 loan was forgiven in 2000. The Gathers Employment Agreement provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Gather's employment without cause.

        Each of the Hickey Employment Agreement, Lee Employment Agreement, Benn Employment Agreement, and Gathers Employment Agreement contains certain provisions relating to unauthorized disclosure of confidential information, recognition of proprietary rights and non-competition provisions which provide that without consent of the Company, the executive will not compete with the Company during his employment nor for a period of twelve (12) months following his termination.

SHAREHOLDER RETURN ANALYSIS

        The following line-graph presentation compares cumulative shareholder returns of the Company with the Nasdaq Stock Market (U.S. Companies) and a Peer Index for the period beginning on December 27, 1996 (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies), and the Peer Index on December 27, 1996 and reinvestment of all dividends).

# Comparison of Five-Year Cumulative Total Returns

Performance Graph for
RARE Hospitality International, Inc.

Produced on 03/13/2002 including data to 12/28/2001

$400
$300
$200
$100
$0
12/27/1996
12/26/1997
12/24/1998
12/31/1999
12/29/2000
12/28/2001

## Legend

| Symbol | CRSP Total Returns Index for: | 12/1996 | 12/1997 | 12/1998 | 12/1999 | 12/2000 | 12/2001 |
|---|---|---|---|---|---|---|---|
| ——— ■ | RARE Hospitality International, Inc. | 100.0 | 49.8 | 71.7 | 98.7 | 176.2 | 188.3 |
| ······ * | Nasdaq Stock Market (US Companies) | 100.0 | 117.7 | 170.2 | 313.6 | 193.7 | 155.9 |
| ······ ▲ | Self-Determined Peer Group | 100.0 | 115.8 | 117.0 | 98.8 | 120.1 | 174.9 |

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/27/1996.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. ©Copyright 2002

        The Peer Index is composed of 45 companies, including the Company, offering a wide variety of restaurant services and franchising found primarily in the Standard Industrial Classification ("SIC") Code groups 5810 and 5812. Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index will be provided to any shareholder upon request to the Secretary of the Company.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The compensation of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are subject to annual review and approval by the Compensation Committee. Compensation of executives generally consists of base salary, cash bonuses, participation in various benefit plans on the same basis as other employees of the Company, and the award of stock options. In establishing compensation policies and levels, the Compensation Committee seeks to attract and retain an outstanding group of executives and to align the interests of those executives with the Company's overall business strategies and goals.

        In January 2001, the Compensation Committee reviewed the compensation of certain of the Company's executives and determined salaries in light of the level of responsibility of the executives, prior experience and achievements and the importance of each executive's contribution to the Company. The Compensation Committee's determinations of the level of compensation for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer was also based upon a review of compensation levels at comparable companies in the Peer Index and the prior level of the executive's base compensation. The Compensation Committee did not increase the $375,000 annual base compensation of Philip J. Hickey, Jr. during 2001.

        The Company's executives are entitled to receive bonuses under a plan that bases bonuses on the Company's earnings or a combination of the Company's earnings and the performance of the concept in which the executive was employed. The bonus compensation of the Chief Executive Officer under this plan is entirely based on the Company's earnings. For 2001, cash bonuses were paid to each named Executive Officer under this plan.

        The Compensation Committee determines from time to time the key employees of the Company who are entitled to receive options or other stock-based incentive awards under the Company's 1997 Long-Term Incentive Plan, which was adopted in October 1997 and amended in May 2000, and from time to time grants to such key employees options under the Incentive Plan to provide greater incentive to such employees to increase the long-term value of the Company and its stock. The Compensation Committee granted options in 2001 to each of the named Executive Officers except for Mr. Hickey. As of March 19, 2002, the named Executive Officers appearing in the Summary Compensation Table held stock or the right to acquire stock representing 5.0% of the Company's outstanding common stock, assuming all outstanding options exercisable within 60 days of March 19, 2002 held by such named Executive Officers are exercised.

        Section 162(m) of the Internal Revenue Code (the "Code") adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the Company. Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the shareholders. Because of the current levels of compensation of the Company's highest paid employees, the Compensation Committee has not yet developed a formal policy on this matter. Generally speaking, the Compensation Committee's executive compensation policies are performance-based, as described above.

        In October 2001, the Company's Board of Directors transferred the administration of the Company's Stock Option plans from the Stock Option Committee to the Compensation Committee. Since then, Mr. San Martin has been a non-voting member of the Compensation Committee.

COMPENSATION COMMITTEE:

Don L. Chapman
Lewis H. Jordan
Ronald W. San Martin

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, and operates under a written charter adopted by the Board of Directors. The Company's management has primary responsibility for the Company's financial statements and reporting processs, including the systems of internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee oversees these processes and recommends annually to the Board of Directors the selection of the Company's independent auditors for the coming year.

        The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. The Audit Committee has reviewed and reassessed the adequacy of the Audit Committee charter. The Audit Committee concluded that no changes are currently required. To carry out its responsibilities, the Audit Committee met four times during 2001.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for 2001, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee also reviewed with the Company's independent auditors, KPMG LLP, their judgments as to the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from the independent auditors, as required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company. In addition, the Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by Independence Standards Board Standard No. 1. The Audit Committee also considered whether the provision of services during 2001 by KPMG LLP that were unrelated to their audit of the financial statements during 2001 is compatible with maintaining KPMG LLP's independence.

        Additionally, the Audit Committee discussed with the Company's independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors that the Company retain KPMG LLP as the Company's independent auditors for 2002.

AUDIT COMMITTEE:

Ronald W. San Martin, Chairman
Lewis H. Jordan
Carolyn H. Byrd

CERTAIN TRANSACTIONS

        On November 22, 1999, Eugene I. Lee, President and Chief Operating Officer, received loans from the Company aggregating $130,000. These loans bear interest at 8% and are payable on demand at any time following the termination of Mr. Lee's employment by Mr. Lee or by the Company for cause. A portion of the loans has been forgiven, resulting in a reduction in the principal amount of the loans to $97,500 on November 15, 2001. If Mr. Lee remains employed by the Company, the loans will be forgiven in certain installments resulting in a reduction in the remaining principal amount of the loans to $65,000 on November 15, 2002, and $0 on November 15, 2003. Any reduction in the principal amount of the loans and accrued interest thereon resulting from Mr. Lee's continued employment will be treated as additional compensation to Mr. Lee in the year of such reduction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2001, Messrs. Chapman, Jordan, and San Martin served on the Compensation Committee. None of them were an officer or employee of the Company or any of its subsidiaries in 2001.

PROPOSAL II

APPROVAL OF 2002 STOCK OPTION PLAN

        On March 25, 2002, our Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the RARE Hospitality International, Inc. 2002 Stock Option Plan. The plan will become effective as of the date the plan is approved by our shareholders.

        We will reserve 900,000 shares of our common stock for issuance upon the exercise of stock options pursuant to the plan. As of March 19, 2002, there were approximately 100 persons in the pool of eligible participants likely to be considered for option grants under the plan. We also maintain the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan, as amended, and the RARE Hospitality International, Inc. 1996 Stock Plan for Outside Directors, as amended, under which stock options and other awards with respect to an aggregate of approximately 1,504,548 shares of our common stock were outstanding as of March 19, 2002. As of March 19, 2002, there were approximately 207,212 shares remaining available for grant under existing plans.

        A summary of the 2002 Stock Option Plan is attached to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 STOCK OPTION PLAN

Summary of the Plan

        Purpose. The purpose of the plan is to promote our success by linking the personal interests of our employees, officers, directors consultants and advisors to those of our shareholders, and by providing participants with an incentive for outstanding performance.

        Permissible Awards. The plan authorizes the granting of options to purchase shares of common stock, which may be incentive stock options or nonqualified stock options.

        Limitations on Awards. The maximum number of shares of common stock with respect to one or more options that may be granted during any one calendar year under the plan to any one person is 250,000; except that in connection with a person's initial employment, he or she may be granted options with respect to up to an additional 100,000 shares, which will not count against the normal 250,000 annual limit.

        Administration. The plan is administered by a committee appointed by our Board of Directors. The committee has the authority to designate participants; determine the type or types of options to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the committee.

        Formula Grants to Non-Employee Directors. The plan provides for the grant of non-qualified stock options to our non-employee directors only in accordance with the terms and parameters of one or more separate formula plans for the compensation of non-employee directors. The committee may not make discretionary grants under the plan to non-employee directors.

        Stock Options. The committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than 10 years. The committee may grant options with a reload feature, which provides for the automatic grant of a new option for the number of shares that the optionee delivers as full or partial payment of the exercise price of the original option. Such new option must have an exercise price equal to the fair market value of the stock on the new grant date, would vest after six months and would have a term equal to the unexpired term of the original option.

        Limitations on Transfer; Beneficiaries. No option will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the committee may (but need not) permit other transfers where the committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or Federal tax or securities laws or regulations applicable to transferable options. A participant may, in the manner determined by the committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any option upon the participant's death.

        Acceleration Upon Certain Events. Unless otherwise provided in an option certificate, if a participant's employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the plan) within two years after a change in control of the company (as defined in the plan), all of such participant's outstanding options will become fully vested and exercisable. Also, if a participant dies or his or her employment or service is terminated as a result of disability, all of such participant's outstanding options will become fully vested and exercisable. The committee may in its discretion at any time accelerate the vesting of an option upon any other termination of service of a participant. The committee may discriminate among participants or among options in exercising its discretion.

        Adjustments. In the event of a stock split, a dividend payable in shares of our common stock, or a combination or consolidation of our common stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each option will automatically be adjusted proportionately without any change in the aggregate purchase price for such option. If we are involved in another corporate transaction or event that affects our common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the committee may adjust outstanding options to preserve the benefits or potential benefits of the options.

        Termination and Amendment. Our Board of Directors or the committee may, at any time and from time to time, terminate or amend the plan without shareholder approval; but if an amendment to the plan would, in the reasonable opinion of the board or the committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the plan, or materially modify the requirements for eligibility, then such amendment will be subject to shareholder approval. In addition, the board or the committee may condition any amendment on the approval our shareholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the plan may adversely affect any option previously granted under the plan without the written consent of the participant. The committee may amend or terminate outstanding options. However, such amendments may require the consent of the participant and, unless approved by our shareholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Certain Federal Income Tax Effects

        Nonqualified Stock Options. There will be no Federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Incentive Stock Options. There typically will be no Federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a Federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a Federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

Benefits to Named Executive Officers and Others

        As of March 19, 2002, no options had been granted under the plan. All options under the plan will be made at the discretion of the committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the plan had been in effect.

PROPOSAL III

RATIFICATION OF SELECTION OF AUDITORS

        The Company's Audit Committee has recommended and the Board of Directors has selected KPMG LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 29, 2002. The ratification by the shareholders of the selection of KPMG LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of most publicly held corporations, is nevertheless submitting this selection to the shareholders. If this selection is not ratified at the Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 29, 2002.

        The Company has been advised by KPMG LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

        Audit Fees. The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal year 2001, the reviews of the Company's quarterly financial statements during fiscal year 2001 and audit related services were $203,000.

        Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP to the Company for professional services rendered for: (i) directly or indirectly operating or supervising the operation of the Company's information system or managing the Company's local area network; and (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

        Internal Audit Fees. There were no fees billed by KPMG LLP to the Company for professional services rendered for: (i) directly or indirectly operating or supervising the Company's department of internal auditing or managing the Company's internal audit staff; and (ii) developing or implementing internal audit policies, standards or procedures to be utilized in the review or examination of the Company's operational or financial reporting processes that are significant to the preparation of the Company's financial statements.

        All Other Fees. The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for services rendered to the Company and its subsidiaries, other than the audit fees described above, for fiscal year 2001 aggregated $347,250, which included $170,450 for income tax compliance work; $105,000 to review the Company's compliance with State unclaimed property laws; $59,000 for regulatory compliance work associated with the Company's public offering of common stock; and $12,800 for the audit of a benefit plan.

        Representatives of KPMG LLP will be present at the Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended December 30, 2001.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2002. RATIFICATION OF KPMG LLP REQUIRES THAT THE VOTES CAST IN FAVOR OF RATIFICATION EXCEED THE VOTES CAST AGAINST RATIFICATION AT THE MEETING AT WHICH A QUORUM IS PRESENT.

SHAREHOLDER PROPOSALS

        UNDER RULE 14A-8(E) OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") PROPOSALS OF SHAREHOLDERS INTENDED TO BE PRESENTED AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS MUST BE RECEIVED BY THE COMPANY ON OR BEFORE DECEMBER 12, 2002 TO BE ELIGIBLE FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT AND PROXY RELATED TO THAT MEETING. ONLY PROPER PROPOSALS UNDER RULE 14A-8 OF THE EXCHANGE ACT WHICH ARE TIMELY RECEIVED WILL BE INCLUDED IN THE PROXY STATEMENT AND PROXY FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS.

        THE COMPANY'S BYLAWS PROVIDE THAT SHAREHOLDERS SEEKING TO BRING BUSINESS BEFORE A MEETING OF SHAREHOLDERS OR TO NOMINATE CANDIDATES FOR ELECTION OF DIRECTORS AT A MEETING OF SHAREHOLDERS MUST DELIVER TO OR MAIL BY REGISTERED MAIL NOTICE THEREOF TO THE COMPANY NOT LESS THAN 120 NOR MORE THAN 150 DAYS PRIOR TO THE FIRST ANNIVERSARY OF THE DATE ON THE FRONT COVER OF THE COMPANY'S NOTICE OF ANNUAL MEETING PROVIDED FOR THE PREVIOUS YEAR'S ANNUAL MEETING, AND, IN SUCH NOTICE, PROVIDE TO THE COMPANY CERTAIN INFORMATION RELATING TO THE PROPOSAL OR NOMINEE. ACCORDINGLY, NOTICE OF SHAREHOLDER PROPOSALS SUBMITTED OUTSIDE OF RULE 14A-8(E) OF THE EXCHANTGE ACT WILL BE CONSIDERED UNTIMELY IF RECEIVED BY THE COMPANY AFTER DECEMBER 12, 2002 OR BEFORE NOVEMBER 12, 2002.

OTHER MATTERS

EXPENSES OF SOLICITATION

        The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on a review of the copies of reports furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2001 fiscal year, all filing requirements of its officers, directors and 10% shareholders for reporting to the Securities and Exchange Commission their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) were complied with, except for the following: Ms. Johnson reported one transaction on a Form 4 in the month subsequent to the month in which it should have been reported.

MISCELLANEOUS

        Management does not know of any matters to be brought before the Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Meeting of which the Company did not receive notice on or before February 26, 2002, the persons designated as proxies will vote in their sole discretion on such matters.

APPENDIX A

RARE HOSPITALITY INTERNATIONAL, INC.
2002 STOCK OPTION PLAN

RARE HOSPITALITY INTERNATIONAL, INC.
2002 STOCK OPTION PLAN

ARTICLE 1
PURPOSE

          1.1.     GENERAL. The purpose of the RARE Hospitality International, Inc. 2002 Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of RARE Hospitality International, Inc. (the "Company"), by linking the personal interests of employees, officers, directors, consultants and advisors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of stock options from time to time to selected employees, officers, directors, consultants and advisors of the Company or any Affiliate.

ARTICLE 2
DEFINITIONS

          2.1.      DEFINITIONS. When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) "Board" means the Board of Directors of the Company.

(c) “Cause”, with respect to a Participant who is an officer or employee, shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Option Certificate, “Cause” means any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, acceptance of a position with another employer without consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. “Cause” with respect to a Participant who is a director, consultant or advisor means any of the following acts by the Participant, as determined by the Board, unless a contrary definition is contained in the applicable Option Certificate: (i) the Participant’s egregious and willful misconduct, or (ii) the Participant’s final conviction of a felonious crime.

(d) "Change in Control" means and includes each of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition;

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" means the committee of the Board described in Article 4.

(g) "Company" means RARE Hospitality International, Inc., a Georgia corporation, its successors and assigns.

(h) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director, consultant or advisor of the Company or an Affiliate, as applicable. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(i) "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) "Effective Date" means the date set forth in Section 3.1.

(l) "Eligible Participant" means an employee, officer, director, consultant or advisor of the Company or any Affiliate.

(m) “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(n) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(o) “Good Reason” for a Participant’s termination of employment after a Change in Control shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, or unless otherwise specified in the Option Certificate, “Good Reason” shall mean any of the following acts by the employer without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the employer promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, or (ii) a reduction by the employer in the Participant’s base salary or benefits as in effect immediately prior to the Change in Control, unless a similar reduction is made in salary and benefits of peer employees, or (iii) the Company’s requiring the Participant to be based at any office or location more than 50 miles from the office or location at which the Participant was stationed immediately prior to the Change in Control.

(p) "Grant Date" means the date an Option is made by the Committee.

(q) “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and that meets the requirements of Section 422 of the Code or any successor provision thereto.

(r) "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or any Affiliate.

(s) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option or which does not meet the requirements of Section 422 of the Code or any successor provision thereto.

(t) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Option Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Option.

(v) “Parent” means a company that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(w) “Participant” means an Eligible Participant who has been granted an Option under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 8.3 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(x) "Plan" means the RARE Hospitality International, Inc. 2002 Stock Option Plan, as amended from time to time.

(y) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 9.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 9.1.

(z) “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 9.

(aa) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(bb) "1933 Act" means the Securities Act of 1933, as amended from time to time.

(cc) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE DATE

          3.1.       EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the majority of the holders of the Stock of the Company.

ARTICLE 4
ADMINISTRATION

          4.1.      COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Options that are made to Eligible Participants who at the time of consideration for such Option are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Option made by the Committee which Option is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

          4.2.       ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Options granted under the Plan, any Option Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

           4.3.      AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Options;

(b) Designate Participants;

(c) Determine the type or types of Options to be granted to each Participant;

(d) Determine the number of Options to be granted and the number of Shares to which an Option will relate;

(e) Determine the terms and conditions of any Option granted under the Plan, including but not limited to, the exercise price or grant price, any restrictions or limitations on the Option, any schedule for lapse of restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Option may be settled in, or the exercise price of an Option may be paid in, cash, Stock, other Options, or other property, or an Option may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Option Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Option;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Option Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Options granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

          Notwithstanding the foregoing, grants of Options to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of one or more separate "formula" plans for the compensation of Non-Employee Directors, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

          To the extent permitted under Georgia law, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee's authority under subsections (a) through (h) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Options to Eligible Participants who are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

          4.4.      OPTION CERTIFICATES. Each Option shall be evidenced by an Option Certificate. Each Option Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

          5.1.       NUMBER OF SHARES. Subject to adjustment as provided in Section 9.1, the aggregate number of Shares reserved and available for Options shall be 900,000.

          5.2.       LAPSED OPTIONS. To the extent that an Option is canceled, terminates, expires, is forfeited or lapses for any reason, any Shares subject to the Option will again be available for the grant of Options under the Plan and Shares subject to Options settled in cash will be available for the grant of Options under the Plan.

          5.3.      STOCK DISTRIBUTED. Any Stock distributed pursuant to the exercise of an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

          5.4.       LIMITATION ON OPTIONS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 9.1), the maximum number of Shares with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall not exceed 250,000; provided, however, that in connection with his initial employment with the Company or an Affiliate, a Participant may be granted Options with respect to up to an additional 100,000 Shares, which shall not count against the foregoing annual limit.

ARTICLE 6
ELIGIBILITY

          6.1.       GENERAL. Options may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7
STOCK OPTIONS

          7.1.      GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 8.7, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant as fully vested shares for at least six months.

(d) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

(e) ADDITIONAL OPTIONS UPON EXERCISE. The Committee may, in its sole discretion, provide in an Option Certificate, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers Shares as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of Shares as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered Shares on the date of exercise of the original Option (the Grant Date for the new Option), (iii) shall vest six (6) months after the Grant Date of the new Option, and (iv) shall have a term equal to the unexpired term of the original Option.

          7.2.       INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1) The expiration date set forth in the Option Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability, death or termination for Cause.

(4) One year after the termination of the Participant's Continuous Status as a Participant by reason of the Participant's Disability.

(5) One year after the Participant’s death occurring during his Continuous Status as a Participant or during the three-month period described in subsection (3) above or the one-year period described in subsection (4) above and before the Option otherwise lapses.

(6) The date of the termination of the Participant’s Continuous Status as a Participant if such termination is for Cause. Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 8, if a Participant exercises an Option after termination of his Continuous Status as a Participant, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of termination of his Continuous Status as a Participant.

(b) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

(f) ELIGIBLE RECIPIENTS. Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 8
PROVISIONS APPLICABLE TO OPTIONS

          8.1.       FORM OF PAYMENT FOR OPTIONS. Subject to the terms of the Plan and any applicable law or Option Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Option may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Options, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

          8.2.      LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised Option shall be assignable or transferable by a Participant other than to a beneficiary designated as provided in 8.3 or by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options.

           8.3.       BENEFICIARIES. Notwithstanding Section 8.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Option upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Option Certificate applicable to the Participant, except to the extent the Plan and Option Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

          8.4.       STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

          8.5       ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Option Certificate to the contrary, upon a Participant's death or Disability during his Continuous Status as a Participant, all of his outstanding Options shall become fully vested and exercisable and shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Option Certificate.

          8.6.       ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Option Certificate, all of a Participant's outstanding Options shall become fully vested and exercisable if the Participant's employment is terminated without Cause or the Participant resigns for Good Reason within two years after the effective date of a Change of Control. Such Options shall thereafter continue or lapse in accordance with the other provisions of the Plan and the applicable Option Certificates.

          8.7.       ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 8.5 or 8.6 above, the Committee may in its sole discretion at any time determine that, upon the termination of employment or service of a Participant, all or a portion of such Participant's Options shall become fully or partially exercisable as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Options granted to a Participant in exercising its discretion pursuant to this Section 8.7.

          8.8.      EFFECT OF ACCELERATION. If an Option is accelerated under Section 8.5, 8.6 or 8.7, the Committee may, in its sole discretion, provide (i) that the Option will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Option will be settled in cash rather than Stock, (iii) that the Option will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Option may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Option, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

          8.9.       DETERMINATION OF EMPLOYMENT STATUS. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

          8.10.       LOANS OR GUARANTEES. With the consent of the Committee, the Company or an Affiliate may make, guarantee or arrange for a loan or loans to a Participant with respect to or allow a Participant to defer payment to the Company of all or any portion of (i) the exercise price of any Option granted under the Plan, (ii) the purchase price, if any, of any Option granted hereunder and/or (iii) the payment by the Participant of any or all federal and/or state income or employment taxes due on account of the exercise of any Option hereunder. The Committee shall have full authority to decide whether to make a loan or guarantee or to permit a deferral hereunder and to determine the amount, terms and provisions of any such loan or guarantee, including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven. If the Committee has made or arranged a loan or guarantee or deferred payment, the Committee may, in its discretion, require immediate payment of such deferred amount or immediate release of such loan or guarantee if the Participant's Continuous Status as a Participant terminates or if the Participant sells or otherwise transfers the Participant's Shares pursuant to such deferral, loan or guarantee.

ARTICLE 9
CHANGES IN CAPITAL STRUCTURE

          9.1.      GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Options to preserve the benefits or potential benefits of the Options. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Options; (iii) adjustment of the exercise price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Options will be settled in cash rather than Stock, (ii) that Options will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Options will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Options may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Option, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Option shall automatically be adjusted proportionately without any change in the aggregate purchase price therefore.

ARTICLE 10
AMENDMENT, MODIFICATION AND TERMINATION

          10.1.       AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, or (ii) materially modify the requirements for eligibility, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable to (i) permit Options made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

          10.2.       OPTIONS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Option without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Option Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised or cashed in at the spread value as of the date of such amendment or termination;

(b) The original term of any Option may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 9, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 11
GENERAL PROVISIONS

          11.1.       NO RIGHTS TO OPTIONS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Option under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Options (whether or not such Eligible Participants are similarly situated).

          11.2.       NO STOCKHOLDER RIGHTS. No Option gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Option.

          11.3.      WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for at least six months. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Option is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Option Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

          11.4.       NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Option Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director consultant or advisor at any time, nor confer upon any Participant any right to continue as an employee, officer, director, consultant or advisor of the Company or any Affiliate, whether for the duration of a Participant's Option or otherwise.

          11.5.      UNFUNDED STATUS OF OPTIONS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Option Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

          11.6.       INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          11.7.       RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

          11.8.       EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

          11.9.       TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          11.10.      GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          11.11.      FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

          11.12.      GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Option upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Option unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

          11.13.      GOVERNING LAW. To the extent not governed by federal law, the Plan and all Option Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

          11.14.       ADDITIONAL PROVISIONS. Each Option Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

          11.15.      NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Option shall not in any way affect the right to power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume Options, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Option granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

          The foregoing is hereby acknowledged as being the RARE Hospitality International, Inc. 2002 Stock Option Plan as adopted by the Board on March 25, 2002.

                                            RARE Hospitality International, Inc.

                                            By:  /s/ Philip J. Hickey, Jr.
                                                 Philip J. Hickey, Jr.
                                                 Chairman and Chief Executive Officer